Exhibit 10.A

INTERCREDITOR AGREEMENT

Dated as of November 18, 2005

Among

CITIBANK, N.A., as Program Agent

CROWN HOLDINGS, INC.

CROWN INTERNATIONAL HOLDINGS, INC.

CROWN CORK & SEAL COMPANY, INC.

CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION

CROWN CORK & SEAL USA, INC.

CROWN RISDON USA, INC.

CROWN METAL PACKAGING CANADA LP

DEUTSCHE BANK AG NEW YORK BRANCH

and THE BANK OF NOVA SCOTIA, as Bank Agent

i

ii

EXECUTION COPY

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of November 18, 2005, by and among CITIBANK, N.A., a national banking association, as agent (together with its successors and assigns, the “Program Agent”) for the banks and other financial institutions (the “Purchasers”) from time to time party to the Receivables Purchase Agreement (as hereinafter defined), CROWN HOLDINGS, INC., a Pennsylvania corporation, (“Crown Holdings”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“CIH”, and together with Crown Holdings and CCSC, the “Parent Undertaking Parties”, and each, individually, a “Parent Undertaking Party”), CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION, a Delaware corporation (the “Seller”), CROWN CORK & SEAL USA, INC., a Delaware corporation formerly known as Crown Cork & Seal Company (USA), Inc. (“Crown USA”), CROWN RISDON USA, INC., a Delaware corporation formerly known as Risdon-AMS (USA), Inc. (“Risdon”), CROWN METAL PACKAGING CANADA LP, a limited partnership organized and existing under the laws of the province of Ontario, Canada (“Crown (Canada)”) and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and U.K. administrative agent and THE BANK OF NOVA SCOTIA as Canadian administrative agent (together with their successors and assigns, the “Bank Agent”) for the banks and other financial institutions (the “Lender Parties”) from time to time party to the Bank Loan Documents (as hereinafter defined).

PRELIMINARY STATEMENTS

1. Crown USA and Risdon (collectively, the “U.S. Originators”) and Crown (Canada) (together with the U.S. Originators, the “Originators”) have agreed to sell, transfer and assign to the Seller from time to time, and the Seller has agreed to purchase from the Originators from time to time, all of the right, title and interest of the Originators in and to the Receivables (as hereinafter defined) pursuant to a Second Amended and Restated Receivables Contribution and Sale Agreement dated as of December 5, 2003, as amended by the First Amendment to Second Amended and Restated Receivables Contribution and Sale Agreement dated as of September 1, 2004, and the Second Amendment dated as of August 9, 2005, (such agreement, as so amended and as the same may from time to time be further amended, amended and restated, supplemented or otherwise modified, the “Receivables Contribution and Sale Agreement”), among, inter alia, the Originators, the Seller and Crown USA as the buyer’s initial servicer.

2. The Purchasers have agreed to purchase from the Seller under a Second Amended and Restated Receivables Purchase Agreement dated as of December 5, 2003, as amended by the First Amendment to Second Amended and Restated Receivables Purchase Agreement dated as of the date hereof (the “RPA First Amendment”; such agreement, as so amended by the RPA First Amendment and as the same may from time to time be further amended, amended and restated, supplemented or otherwise modified the “Receivables Purchase Agreement”) among the Seller, the Program Agent, the Purchasers and Crown USA, as Servicer, an undivided percentage ownership interest in the Receivables (as hereinafter defined) together with the Related Security and Collections (each as hereinafter defined).

3. In connection with the Credit Agreement dated as of the date hereof among Crown Americas, LLC, Crown European Holdings S.A., Crown Holdings and each other Parent Undertaking Party, certain other subsidiaries of Crown Holdings party thereto, the Bank Agent, and the banks and other financial institutions from time to time party thereto (such agreement, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified, the “Bank Credit Agreement”), and pursuant to the Security Agreement (as hereinafter defined), the Originators and the other U.S. Loan Parties (as hereinafter defined) have each granted to the Bank Agent, for the benefit of the Secured Parties (as hereinafter defined), a security interest in certain collateral, including but not limited to certain inventory of the Originators.

4. It is a condition precedent to the effectiveness of the Bank Credit Agreement that the parties hereto enter into this Agreement.

5. The parties hereto have agreed to enter into this Agreement to set forth provisions regarding the allocation of priorities in, and the enforcement of remedies with respect to, the Purchased Property (as hereinafter defined) and with respect to the Senior Loan Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). The term “Agreement” shall mean this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bank Claim” means all of the indebtedness, obligations and other liabilities of the Loan Parties arising under, or in connection with, the Bank Loan Documents including, but not limited to, all sums now or hereafter lent or advanced to or for the benefit of the Loan Parties thereunder, any interest thereon, any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

“Bank Collateral” means all property and interests in property now owned or hereafter acquired by any Originator or other Loan Party in or upon which a security interest, lien or mortgage is granted by any Originator or other Loan Party to the Bank Agent under any of the Bank Loan Documents.

“Bank Loan Documents” has the meaning ascribed to the term “Loan Documents” in the Bank Credit Agreement.

“Business Day” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Certificate” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Claim” means the Bank Claim or the Purchaser Claim, as applicable.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, (i) all cash proceeds of the Related Security with respect to such Receivable, and (ii) any Collections of such Receivable deemed to have been received, and actually paid, pursuant to the Receivables Purchase Agreement.

“Company Claim” means all of the indebtedness, obligations and other liabilities of the Seller to any Originator arising under, or in connection with, the Receivables Contribution and Sale Agreement, including, but not limited to, obligations evidenced by any Subordinated Note, and any costs of collection or enforcement.

“Consent and Agreement” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Enforcement” means, collectively or individually, for (i) the Program Agent on behalf of the Purchasers to declare, following the occurrence of an Event of Termination, the “Commitment Termination Date” to have occurred, and to cease the reinvestment of Collections in the purchase of Receivables, under the Receivables Purchase Agreement, or (ii) the Required Lenders or the Bank Agent to demand payment in full of or accelerate the indebtedness of any Loan Party under the Bank Loan Documents.

“Enforcement Notice” means a written notice delivered in accordance with Section 2.05 hereof, which notice shall (i) if delivered by the Program Agent, state that the “Commitment Termination Date” has occurred under the Receivables Purchase Agreement following the occurrence of an Event of Termination, specify the nature of such Event of Termination and announce that an Enforcement Period has commenced and (ii) if delivered by the Bank Agent, state that an Event of Default or Event of Termination (as defined in the Bank Credit Agreement) has occurred, specify the nature of such event and announce that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by the Bank Agent or the Program Agent of an Enforcement Notice delivered by the other of them until the earliest of the following: (1) the Purchaser Claim has been paid and satisfied in full in cash, in the case of an Enforcement Notice delivered by the Program Agent; (2) the Bank Claim has been paid and satisfied in full in cash, in the case of an Enforcement Notice delivered by the Bank Agent; and (3) the parties hereto agree in writing to terminate the Enforcement Period.

“Event of Default” has the meaning ascribed to such term in the Bank Credit Agreement.

“Event of Termination” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Fee Letter” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Loan Parties” has the meaning ascribed to such term in the Bank Credit Agreement.

“Lock-Box Agreement” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Lock-Box Account” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Lock-Box Bank” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Master Assignment Agreement” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Obligor” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Parent Undertaking” means an undertaking, substantially in the form of Exhibit I to the Receivables Purchase Agreement, by the Parent Undertaking Parties in favor of the Program Agent and the other Indemnified Parties (as defined in the Receivables Purchase Agreement), as such undertaking may from time to time be amended, amended and restated, supplemented or otherwise modified.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision of agency thereof.

“Pledged Seller Stock” means any shares of capital stock or other ownership interests in the Seller that are pledged for the benefit of the Loan Parties under the U.S. Shared Pledge Agreement, U.S. Bank Pledge Agreement or any other Bank Loan Document.

“Program Documents” means the Receivables Purchase Agreement, the Master Assignment Agreement, the Certificate, the Receivables Contribution and Sale Agreement, the Parent Undertaking, the Subordinated Notes, the Lock-Box Agreements, the Consent and Agreement and the Fee Letter.

“Purchased Property” means (i) the Purchased Receivables and (ii) each Lock-Box Account.

“Purchased Receivables” means now or hereafter existing Receivables, Related Security and Collections in respect thereof and any other proceeds in respect of Related Security, sold or purported to be sold by the Originators, or any of them, to the Seller under the Receivables Contribution and Sale Agreement.

“Purchaser Claim” means all obligations of the Originators to the Seller and of the Originators and the Seller and, so long as Crown USA or any of its Affiliates is the Servicer, the Servicer to the Program Agent and the Purchasers arising under, or in connection with, the Program Documents and of the Obligors arising under the Purchased Receivables, including, but not limited to obligations for Collections received, deemed Collections, yield, interest, indemnifications and fees, costs and expenses thereunder, and any costs of collection or enforcement.

“Receivable” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Records” means all Contracts (as defined in the Receivables Purchase Agreement) and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Obligors.

“Related Security” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Required Lenders” has the meaning ascribed to such term in the Bank Credit Agreement.

“Responsible Officer” of any corporation, partnership or other entity means any officer of such corporation, partnership or other entity responsible for the administration of the obligations of such corporation, partnership or other entity in respect of this Agreement.

“Returned Goods” means all right, title and interest of any Originator or the Seller, as applicable, in and to returned, repossessed or foreclosed goods.

“Returned Goods Lien” has the meaning ascribed to such term in Section 2.01(a).

“Secured Parties” has the meaning ascribed to such term in the Security Agreement.

“Security Agreement” means the U.S. Security Agreement dated as of the date hereof among the U.S. Loan Parties and the Bank Agent, as amended, supplemented or otherwise modified from time to time.

“Senior Loan Collateral” means the portion of Bank Collateral that does not constitute Purchased Property.

“Servicer” means Crown USA and such successor servicer as is designated by the Program Agent as a replacement servicer under Section 6.01 of the Receivables Purchase Agreement.

“Subordinated Note” has the meaning ascribed to such term in the Receivables Contribution and Sale Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unsold Receivables” means accounts receivable of the Loan Parties other than the Purchased Receivables.

“U.S. Loan Parties” has the meaning ascribed to such term in the Bank Credit Agreement.

“U.S. Pledge Agreement” has the meaning ascribed to such term in the Bank Credit Agreement.

SECTION 1.02. References to Terms Defined in the Program Documents and the Bank Loan Documents. Whenever in Section 1.01 a term is defined by reference to the meaning ascribed to such term in any of the Program Documents or the Bank Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Program Documents or Bank Loan Document, as the case may be, as in existence on the date hereof, without giving effect to any amendments of such term as may hereafter be agreed to by the parties to such documents, unless such amendments comply with Section 2.16.

ARTICLE 2

INTERCREDITOR PROVISIONS

SECTION 2.01. Priorities with Respect to Purchased Property.

(a) Notwithstanding any provision of the UCC or any other applicable law or any of the Bank Loan Documents or the Program Documents, the Bank Agent hereby agrees that, upon the sale or other transfer of an interest in any Receivable by any of the Originators to the Seller, any lien, claim, encumbrance, security interest or other interest or right acquired by the Bank Agent or any Secured Party in such Receivable and proceeds thereof (other than the proceeds of such sale or other transfer by the Originators to the Seller) shall automatically and without further action cease and be released and the Bank Agent and the Secured Parties shall have no lien, claim, encumbrance, security interest or other interest or right therein; provided, however, that nothing in this Section 2.01 shall be deemed to constitute a release by the Bank Agent of: (i) its lien on and security interest in the proceeds received by the Originators from the Seller or to which the Originators are entitled from the Seller for the sale of the Receivables (including, without limitation, cash payments made by the Seller and any Subordinated Note issued by the Seller in favor of an Originator, each in connection with such sales); (ii) any lien, claim, encumbrance, security interest or other interest or right the Bank Agent has in any Unsold Receivables and the proceeds thereof, including, without limitation, Collections of Unsold Receivables and Related Security therefor; (iii) any lien, claim, encumbrance, security interest or other interest or right the Bank Agent may have in any Subordinated Note; and (iv) any lien, claim, encumbrance, security interest or other interest or right (collectively, a “Returned Goods Lien”) the Bank Agent may have in any Returned Goods.

(b) All interests of the Purchasers in Returned Goods under the Program Documents shall in all respects be junior and subordinate to any Returned Goods Lien in such Returned Goods, except that during any period in which an Event of Termination under the Receivables Purchase Agreement shall have occurred and be continuing, such Returned Goods Lien shall be junior and subordinate to all interests of the Purchasers under the Program Documents in any Returned Goods which have not been commingled with Senior Loan Collateral. As among the Purchasers on the one hand and the Bank Agent on the other hand, all proceeds of any Returned Goods shall be distributed first to the party whose position is designated as senior in the preceding sentence and second to the party whose position is designated as junior in the preceding sentence.

(c) The Bank Agent hereby acknowledges that each Subordinated Note is subordinated to the Purchaser Claim pursuant to the terms of the Program Documents.

SECTION 2.02. Respective Interests in Purchased Property and Senior Loan Collateral. Except for all rights of access to and use of Records granted to the Program Agent and the Purchasers pursuant to the Program Documents, the Program Agent agrees that it does not have and shall not have any security interest in, lien upon or interest in the Senior Loan Collateral. Except as otherwise specified in Section 2.01 above, the Bank Agent agrees that it does not have and shall not have any security interest in, lien upon or interest in the Purchased Property.

SECTION 2.03. Distribution of Proceeds. At all times, all proceeds of Senior Loan Collateral and Purchased Property shall be distributed in accordance with the following procedure:

(a) Except as otherwise provided in Section 2.04 or Section 2.01(b), (i) all proceeds of the Senior Loan Collateral shall be paid to the Bank Agent for application on the Bank Claim until such Bank Claim has been paid and satisfied in full in cash, and (ii) any remaining proceeds shall be paid to the appropriate Loan Party or as otherwise required by applicable law.

(b) Except as otherwise provided in Section 2.04 or Section 2.01(b), (i) all proceeds of the Purchased Property shall be paid to the Program Agent for application in accordance with the terms of the Receivables Purchase Agreement against the Purchaser Claim until such Purchaser Claim has been paid and satisfied in full in cash, and (ii) any remaining proceeds shall be paid to the Seller or as otherwise required by applicable law, provided, however, that the Seller and each Originator hereby agrees that, following notice to the Program Agent that an Event of Default has occurred and is continuing under the Bank Loan Documents, all such remaining proceeds which, pursuant to the Program Documents, are to be paid by the Seller to any Originator for application against the Company Claim shall be paid directly on behalf of such Originator to the Bank Agent for application against the Bank Claim before being paid to such Originator.

SECTION 2.04. Lock-Box Accounts. (a) The Program Agent hereby acknowledges (i) that the Originators will deliver to the Bank Agent each Subordinated Note as security for the Bank Claim and (ii) that, following notice to the Program Agent that an Event of Default has occurred and is continuing under the Bank Loan Documents, the Bank Agent shall be entitled to Collections of Unsold Receivables which may be deposited in the Lock-Box Accounts. The Program Agent agrees, following such notice, to notify (in such form as is provided by the Bank Agent and is reasonably acceptable to the Program Agent) the Lock-Box Banks of the Bank Agent’s interest in and to such Lock-Box Accounts, in order to perfect the Bank Agent’s interest in such Lock-Box Accounts.

(b) The Originators, the Seller, the Program Agent and the Bank Agent hereby agree that all Collections or other proceeds received on account of Purchased Property shall be paid or delivered to the Program Agent for application in accordance with the terms of the

Receivables Purchase Agreement against the Purchaser Claim and that, following notice from the Bank Agent that an Event of Default has occurred and is continuing under the Bank Loan Documents, all Collections or other proceeds received on account of Unsold Receivables shall be paid or delivered to the Bank Agent for application against the Bank Claim until the same shall have been paid in full in cash. For purposes of determining whether specific Collections have been received on account of Purchased Property or on account of Unsold Receivables, the parties hereto agree as follows:

(i) All payments made by an Obligor which is obligated to make payments on Purchased Receivables but is not obligated to make any payments on Unsold Receivables shall be conclusively presumed to be payments on account of Purchased Receivables, and all payments made by an Obligor which is obligated to make payments on Unsold Receivables but is not obligated to make any payments on Purchased Receivables shall be conclusively presumed to be payments on account of Unsold Receivables.

(ii) All payments made by an Obligor which is obligated to make payments with respect to both Purchased Receivables and Unsold Receivables shall be applied against the specific Receivables, if any, which are designated by such Obligor by reference to the applicable invoice as the Receivables with respect to which such payments should be applied. In the absence of such designation after reasonable efforts by the Originators to obtain such designation, such payments shall be applied against the oldest outstanding Receivables or portion thereof owed by such Obligor to the extent in each case that such Receivable or portion thereof is not in dispute.

(c) The Program Agent agrees that it will not cause the Servicer to be replaced by a successor servicer unless such successor servicer has acknowledged the terms of this Agreement and agreed to be bound hereby.

SECTION 2.05. Enforcement Actions. (a) Each of the Bank Agent and the Program Agent agrees to use reasonable efforts to give an Enforcement Notice to the Program Agent and the Bank Agent, respectively, prior to commencement of Enforcement and further agrees that during the period, if any, between the giving of such Enforcement Notice and the commencement of Enforcement thereunder, the party receiving such notice shall have the right (but not the obligation) to cure the Event of Default or Event of Termination which has occurred under the Bank Loan Documents or the Program Documents, respectively, and to which such Enforcement Notice relates. Subject to the foregoing, the parties hereto agree that during an Enforcement Period:

(i) Subject to any applicable restrictions in the Program Documents, the Program Agent may take any action to liquidate the Purchased Property or to foreclose or realize upon or enforce any of the rights of the Program Agent or the Purchasers with respect to the Purchased Property without the prior written consent of the Bank Agent, any Secured Party or any other party hereto; provided, however, that with respect to

Returned Goods the Program Agent shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to the Senior Loan Collateral or any Purchased Property constituting Returned Goods in which the Program Agent or the Purchasers then have an interest junior and subordinate to a Returned Goods Lien without the prior written consent of the Bank Agent, unless the Bank Claim shall have been first paid and satisfied in full in cash.

(ii) Subject to any applicable restrictions in the Bank Loan Documents and to Section 2.05(b), the Bank Agent may, at its option and without the prior written consent of the other parties hereto, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to (A) the Senior Loan Collateral and (B) any Purchased Property constituting Returned Goods in which the Program Agent or the Purchasers then have an interest junior and subordinate to a Returned Goods Lien; provided, however, that the Bank Agent shall not otherwise take any action to foreclose or realize upon or to enforce any rights it may have with respect to any of the Purchased Property (other than such Returned Goods) or any Senior Loan Collateral constituting Returned Goods in which a Returned Goods Lien is junior and subordinate to an interest of the Program Agent or the Purchasers in such Returned Goods without the Program Agent’s prior written consent unless the Purchaser Claim shall have been first paid and satisfied in full and the Bank Agent shall apply proceeds of any Purchased Property consisting of Returned Goods as provided in Section 2.01(b) above.

(b) Notwithstanding any provision of the UCC or any other applicable law or any of the Bank Loan Documents, the Bank Agent hereby agrees that it will not take any action to enforce any of its rights, powers or remedies arising under the U.S. Pledge Agreement with respect to the Pledged Seller Stock until such time as the Purchaser Claim has been paid and satisfied in full in cash.

SECTION 2.06. Access to and Use of Collateral. The Program Agent and the Bank Agent hereby agree that, notwithstanding the priorities set forth in this Agreement, the Program Agent and the Bank Agent shall have the following rights of access to and use of the Purchased Property and the Senior Loan Collateral, respectively:

(a) Subject to any applicable restrictions in the Program Documents, the Program Agent may enter one or more premises of any Parent Undertaking Party, any Originator or the Seller, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to any Parent Undertaking Party, any Originator, the Seller or the Bank Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Program Documents, in each case provided that such use is for any purpose permitted under the Program Documents or for the purposes of enforcing the rights of the Program Agent and the Purchasers with respect to the Purchased Property.

(b) Subject to any applicable restrictions in the Bank Loan Documents and any Subordinated Note, the Bank Agent may enter one or more premises of any Parent Undertaking Party or any Originator, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to any Parent Undertaking Party, any Originator or the Program Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon, provided that such use is for any purpose permitted under the Bank Loan Documents or for the purposes of enforcing the Bank Agent’s rights (i) with respect to the Senior Loan Collateral and (ii) subject to the limits provided in Section 2.01 above, with respect to the Purchased Property.

SECTION 2.07. Notice of Defaults. The Bank Agent agrees to use reasonable efforts to give to the Program Agent copies of any notice sent to any Parent Undertaking Party or any Originator with respect to the occurrence or existence of an Event of Default which continues for a period of thirty (30) consecutive Business Days without there being in effect a waiver thereof or an agreement forbearing from the exercise of remedies duly executed by the parties required to do so under the applicable Bank Loan Documents. The Program Agent agrees to use reasonable efforts to give to the Bank Agent copies of any notice sent to any Parent Undertaking Party, any Originator or the Seller with respect to the occurrence or existence of an Event of Termination which continues for any period of thirty (30) consecutive Business Days without there being in effect a waiver thereof or an agreement forbearing from the exercise of remedies duly executed by the parties required to do so under the applicable Program Documents. Notwithstanding the foregoing, any failure by any party hereto to give such notice shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party. In each of the above cases, the party receiving such notice shall have the right (but not the obligation) to cure the Event of Default or Event of Termination, as the case may be, which gave rise to the sending of such notice.

SECTION 2.08. Agency for Perfection. The Program Agent and the Bank Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Senior Loan Collateral (which may include the Subordinated Notes) and Purchased Property. In the event that the Program Agent obtains possession of any of the Senior Loan Collateral (to the extent that the Program Agent has been given written notice that such collateral is Senior Loan Collateral, or a Responsible Officer of the Program Agent has knowledge that such collateral constitutes Senior Loan Collateral), the Program Agent shall notify the Bank Agent of such fact, shall hold such Senior Loan Collateral in trust and, subject to Section 2.01(b) and Section 2.03, shall deliver such Senior Loan Collateral to the Bank Agent upon request. In the event that the Bank Agent obtains possession of any of the Purchased Property, the Bank Agent shall notify in writing the Program Agent of such fact, shall hold such Purchased Property in trust and, subject to Section 2.01(b), shall deliver such Purchased Property to the Program Agent upon request.

SECTION 2.09. UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Purchased Property or Senior Loan Collateral, respectively, such notice shall be given in accordance with Section 3.01 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

SECTION 2.10. Independent Credit Investigations. None of the Program Agent or the Bank Agent or any of their respective directors, officers, agent or employees shall be responsible to the other or to any person, firm or corporation for the solvency or financial condition of the Parent Undertaking Parties, the Originators, the Seller or any Obligor or the ability of the Parent Undertaking Parties, the Originators, the Seller or any Obligor to repay the Purchaser Claim or the Bank Claim, or for the worth of the Purchased Property or the Senior Loan Collateral, or for statements of any of the Parent Undertaking Parties, the Originators or the Seller, oral or written, or for the validity, perfection, priority, sufficiency or enforceability of the Purchaser Claim, the Bank Claim, the Program Documents, the Bank Loan Documents, the Program Agent’s and the Purchaser’s interests in the Purchased Property or the Bank Agent’s interest in the Senior Loan Collateral or any other collateral. The Bank Agent and the Program Agent have entered into their respective agreements with the Parent Undertaking Parties, the Originators or the Seller, as applicable, based upon their own independent investigations. Neither the Bank Agent nor the Program Agent makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.

SECTION 2.11. Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, the Bank Agent shall have no liability to the Program Agent, and the Program Agent shall have no liability to the Bank Agent, except in each case for liability arising from the gross negligence or willful misconduct of such party or its representatives.

SECTION 2.12. Marshalling of Assets. Subject to Section 2.05(b), nothing in this Agreement will be deemed to require either the Program Agent or the Bank Agent (i) to proceed against certain property securing any or all of the Bank Claim or the Purchaser Claim prior to proceeding against other property securing any such Claim or (ii) to marshal the Senior Loan Collateral or the Purchased Property (as applicable) upon the enforcement of the Bank Agent’s or the Program Agent’s rights or remedies under the Bank Loan Documents or Program Documents, as applicable.

SECTION 2.13. Relative Rights of Purchasers and Secured Parties as Among Themselves. The relative rights of the Purchasers, each as against the other, with respect to the exercise of the rights and the receipt of the benefits granted by and to the Program Agent hereunder shall be determined by mutual agreement among such parties in accordance with the terms of the Program Documents. Each of the parties hereto (other than the Program Agent) shall be entitled to rely on the power and authority of the Program Agent to act on behalf of all of the Purchasers. The relative rights of the Secured Parties, each as against the other, with respect to the exercise of the rights and the receipt of the benefits granted by and to the Bank Agent shall be determined by mutual agreement among the parties in accordance with the terms of the Bank Loan Documents. Each of the parties hereto (other than the Bank Agent) shall be entitled to rely conclusively on the power and authority of the Bank Agent to act on behalf of all of the Secured Parties.

SECTION 2.14. Effect upon Bank Loan Documents and Program Documents. By executing this Agreement, the Parent Undertaking Parties, the Originators and the Seller agree to be bound by the provisions hereof (i) as they relate to the relative rights of the Bank Agent with respect to the property of the Parent Undertaking Parties and the Originators and (ii) as they relate to the relative rights of the Originators and the Program Agent as creditors of the Seller. Each of the Originators and the Seller acknowledges that the provisions of this Agreement shall not give the Parent Undertaking Parties, the Originators or the Seller any substantive rights as against any other Person and that nothing in this Agreement shall amend, modify, change or supersede the terms of (x) the Bank Loan Documents as between the Loan Parties, the Bank Agent and the Secured Parties or (y) the Program Documents as among the Parent Undertaking Parties, the Originators, the Seller, the Purchasers, the Program Agent and the Lock-Box Banks. The Bank Agent hereby approves in form and substance the terms of the Program Documents (including as the same may be amended or amended and restated substantially in accordance with draft documents provided to the Bank Agent on or prior to the date hereof) and the transactions contemplated thereby and hereby consents to the execution, delivery and performance by each Parent Undertaking Party, each Originator and the Seller of such Program Documents (including as so amended or amended and restated). Notwithstanding the foregoing, the Bank Agent, on the one hand, and the Program Agent, on the other hand agree, that, as between themselves, to the extent the terms and provisions of the Bank Loan Documents or the Program Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

SECTION 2.15. Accountings. To the extent not provided by the Parent Undertaking Parties or the Originators, (a) the Bank Agent agrees to render accounts of the Bank Claim to the Program Agent upon request, including but not limited to giving effect to the application of proceeds of any collateral as hereinbefore provided, and (b) the Program Agent agrees to render statements to the Bank Agent upon request, which statements shall identify in reasonable detail the Purchased Receivables and shall render an account of the Purchaser Claim, giving effect to the application of proceeds of Purchased Property as hereinbefore provided.

SECTION 2.16. Further Assurances. Each of the parties hereto agrees (i) to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and (ii) not to amend the Bank Loan Documents or the Program Documents, as applicable, in any manner which would materially alter such rules of distribution and allocation set forth herein.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

If to the Program Agent:

Citibank, N.A.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Miles D. McManus
Telephone No.: (212) 816-2372
Telecopier No.: (212) 816-2613

If to the Seller:

Crown Cork & Seal Receivables (DE) Corporation
919 Market Street
Wilmington, DE 19801
Attention: Michael B. Burns, Vice President and Treasurer
Telephone No.: (215) 698-5036
Telecopier No.: (215) 676-6011

If to any Originator, addressed to such Person at:

c/o Crown Cork & Seal USA, Inc.
One Crown Way
Philadelphia, PA 19154
Attention: Michael B. Burns, Vice President and Treasurer
Telephone No.: (215) 698-5036
Telecopier No.: (215) 676-6011

If to any Parent Undertaking Party, addressed to such Person at:

c/o Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154
Attention: Michael B. Burns, Vice President and Treasurer
Telephone No.: (215) 698-5036
Telecopier No.: (215) 676-6011

If to the Bank Agent:

Deutsche Bank AG New York Branch
90 Hudson Street, 5th Fl.
Jersey City, NJ 07302

and

The Bank Of Nova Scotia
222 Bay Street, Suite 1100
P.O. Box 64
Toronto, Ontario MSK1H6
Canada

Except as otherwise expressly required by this Agreement, no notice shall be required to be given to any Secured Party under any Bank Loan Document, other than to Bank Agent.

SECTION 3.02. Agreement Absolute. The Program Agent and the Purchasers shall be deemed to have entered into the Program Documents in express reliance upon this Agreement. The Bank Agent and the Secured Parties shall be deemed to have entered into the Bank Loan Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any other party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against any

Parent Undertaking Party, any Originator or the Seller under the Bankruptcy Code and all references herein to any Parent Undertaking Party, any Originator or the Seller shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments among the parties hereto shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

SECTION 3.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Parent Undertaking Parties, the Originators and the Seller shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Bank Agent or the Program Agent, as the case may be, shall include any successor Bank Agent or Program Agent, as the case may be, appointed under the terms of the Bank Loan Documents or the Program Documents, as applicable. Each of the Bank Agent and the Program Agent, as the case may be, agrees not to transfer any interest it may have in the Bank Loan Documents or the Program Documents, as the case may be, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby.

SECTION 3.04. Third-Party Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Purchasers and the Secured Parties and their respective successors and assigns and no other Person shall have any right, benefit or priority by reason of this Agreement.

SECTION 3.05. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and any such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 3.06. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 3.07. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 3.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.09. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.10. Submission to Jurisdiction. (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the Bank Loan Documents or Program Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any of the Bank Loan Documents or Program Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Bank Loan Documents or Program Documents to which it is a party in the courts of any jurisdiction.

(ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the Bank Loan Documents or Program Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 3.11. Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 3.12. Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether oral or written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

*                        *                         *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PROGRAM AGENT:

CITIBANK, N.A.

By:	/s/ Miles D. McManus
Miles D. McManus
Vice President and Director

Signature Page

to

Intercreditor Agreement

CROWN HOLDINGS, INC.		CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/John W. Conway	By:	/s/ John W. Conway
Name:	John W. Conway	Name:	John W. Conway
Title:	President & CEO	Title:	President & CEO

CROWN CORK & SEAL COMPANY, INC.		CROWN CORK & SEAL RECEIVABLES (DE) CORPORATION

By:	/s/ Alan W. Rutherford	By:	/s/Alan W. Rutherford
Name:	Alan W. Rutherford	Name:	Alan W. Rutherford

Title:	Vice President & CFO	Title:	Vice President & CFO

CROWN CORK & SEAL USA, INC. (formerly known as Crown Cork & Seal Company (USA), Inc.)		CROWN RISDON USA, Inc. (formerly known as Risdon-AMS (USA), Inc.)

By:	/s/ Patrick D. Szmyt	By:	/s/ Patrick D. Szmyt
Name:	Patrick D. Szmyt	Name:	Patrick D. Szmyt
Title:	Sr. Vice President & CFO	Title:	Sr. Vice President & CFO

CROWN METAL PACKAGING CANADA LP, by its general partner CROWN METAL PACKAGING CANADA INC.

By:	/s/ Michael B. Burns
Name	: Michael B. Burns
Title:	Vice President & Treasurer

Signature Page

to

Intercreditor Agreement

BANK AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank Agent

By:	/s/ Lana Gifas

Name:	Lana Gifas

Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Bank Agent

By:	/s/ Omayra Laucella

Name:	Omayra Laucella

Title:	Vice President

Signature Page

to

Intercreditor Agreement